UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2025

SEMLER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36305	26-1367393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 E Campbell Ave, Suite 107-D Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 774-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SMLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Bitcoin Dashboard

Semler Scientific, Inc. (Semler Scientific) maintains a dashboard on its website, www.semlerscientific.com, as a disclosure channel to provide broad, non-exclusionary distribution of information regarding Semler Scientific’s Bitcoin holdings to the public. Some of the information distributed through the website dashboard may be considered material information. Semler Scientific intends to use this website dashboard as a means of complying with its disclosure obligations under Regulation FD. The website dashboard will include information regarding market data for Semler Scientific’s common stock and Bitcoin, BTC Yield, BTC Gain and BTC $ Gain KPIs, Bitcoin purchases, Bitcoin holdings, and other related information. Investors and others are encouraged to regularly review the information that Semler Scientific makes public via the website dashboard.

Furnished Information

The information contained in this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, or the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

ATM Update

On April 15, 2025, Semler Scientific, entered into a Controlled Equity OfferingSM Sales Agreement with Barclays Capital Inc., Cantor Fitzgerald & Co., Canaccord Genuity LLC, Needham & Company, LLC, Craig-Hallum Capital Group LLC and Lake Street Capital Markets, LLC, pursuant to which it may issue and sell from time to time up to $500.0 million of its common stock in an at-the-market (ATM) offering program. As of June 3, 2025, Semler Scientific has issued and sold 3,544,588 shares of its common stock for an aggregate net proceeds of approximately $136.2 million under this sales agreement.

BTC Update

Between May 23, 2025 and June 3, 2025, Semler Scientific acquired 185 Bitcoin for $20.0 million with an average purchase price of $107,974 per Bitcoin, inclusive of fees and expenses, using proceeds from its ATM offering program. As of June 3, 2025, Semler Scientific held 4,449 Bitcoin, which were acquired for an aggregate of $410.0 million at an average purchase price of $92,158 per Bitcoin, inclusive of fees and expenses and had a market value of $472.9 million based on the price of Bitcoin as reported on the Coinbase exchange as of 4:00 p.m. ET on such date.

BTC Yield as a Key Performance Indicator (KPI)

Semler Scientific’s BTC Yield was 26.7% YTD through June 3, 2025. Semler Scientific uses BTC Yield as a KPI to help assess the performance of its strategy of acquiring Bitcoin in a manner Semler Scientific believes is accretive to stockholders. Semler Scientific believes this KPI can be used to supplement an investor’s understanding of Semler Scientific’s decision to fund the purchase of Bitcoin by issuing additional shares of its common stock or instruments convertible to common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMLER SCIENTIFIC, INC.

Date: June 4, 2025	By:	/s/ Renae Cormier
Name: Renae Cormier
Title: Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)